Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-221228, 333-255267 and 333-256904) and Form S-8 (Nos. 333-204241, 333-213184, 333-218016, 333-219737, and 333-237266) of our report dated March 28, 2022, relating to the consolidated financial statements of Second Sight Medical Products, Inc. as of and for the year ended December 31, 2021, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

March 28, 2022

Santa Monica, California